UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2010
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry into a Material Definitive Agreement.

Item 2.03                      Creation of a Direct Financial Obligation.

On December 29, 2010, Nu Skin Enterprises, Inc. (the "Company") entered into a credit agreement (the "2010 Credit Agreement") with JPMorgan Chase Bank, N.A. ("JPMC"). Under the terms of the 2010 Credit Agreement, for a term of up to three years, the Company may borrow up to US$30 million from JPMC in multiple loans, each denominated in Dollars or Yen.  The unpaid principal amount of each loan will bear interest at a rate equal to the applicable LIBOR plus 1.00%.  The Company must repay any outstanding loans in full on or before December 31, 2013. The Company may use the proceeds of the loans solely to acquire certain real properties or to refinance an outstanding loan under the 2010 Credit Agreement.  Any loan used to acquire real properties will be secured by deeds of trust with respect to such real properties. On December 29, 2010, the Company borrowed US$30 million from JPMC pursuant to the 2010 Credit Agreement. The Company used the loan proceeds to acquire the Company’s corporate headquarters buildings and distribution center. The Company and JPMC are also parties to a credit agreement dated May 10, 2001, as amended.

Item 1.01                      Entry into a Material Definitive Agreement.

Item 1.02                      Termination of a Material Definitive Agreement.

On December 30, 2010, Nu Skin International, Inc., a wholly owned subsidiary of the Company, (“NSI”) entered into purchase agreements and related closing documents and simultaneously closed on the acquisition of its corporate headquarters buildings and distribution center in Provo, Utah for approximately US$33 million from Scrub Oak, LLC and Aspen Country, LLC. NSI paid approximately US$16 million of the purchase price in cash and issued promissory notes to Scrub Oak, LLC and Aspen Country, LLC for approximately US$17 million. Under the terms of the promissory notes, NSI must pay the principal amount in multiple installments, with final payment due January 31, 2011. No interest will accrue on the promissory notes except in the case of a default. Pursuant to the terms of the purchase agreement, NSI also terminated master lease agreements for the buildings and one other property, dated January 16, 2003, with each of Scrub Oak, LLC and Aspen Country, LLC, as amended.

Scrub Oak, LLC and Aspen Country, LLC are owned primarily by some of the Company's founding stockholders, including Blake M. Roney, Steven J. Lund and Sandra N. Tillotson, who are currently serving as directors and executive or senior officers of the Company. The transaction was reviewed, negotiated and approved by a special committee of independent directors, who retained independent advisors to assist them in their review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. Matthew Dorny
D. Matthew Dorny
Vice President

Date:  January 5, 2011